SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT made as of the 1st day of April, 2005 between WAKO LOGISTICS GROUP, INC., a Delaware corporation with its principal offices at 3606-8, 36/F, Citibank Tower, Citibank Plaza, 3 Garden Road Central, Hong Kong (the “Company”), and CHRISTOPHER WOOD, the Chief Executive Officer, Chief Financial Officer and sole director of the Company, also having an address at 3606-8, 36/F, Citibank Tower, Citibank Plaza, 3 Garden Road Central, Hong Kong (the “Executive”).

WHEREAS, the Company intends to enter into a certain Membership Interest Purchase Agreement, pursuant to which it will acquire the business of Kay O’Neill (USA) LLC (“Kay O’Neill”), for the purchase price of $1,000,000; and

WHEREAS, the Executive has agreed to provide funds to the Company, in the amount of $1,000,000, for the purpose of financing the Company’s purchase of Kay O’Neill (the “Financing”); and

WHEREAS, the Company and the Executive have agreed to provide for the Financing through the Executive’s purchase, from the Company, of a convertible note, in the principal amount of $1,000,000, which shall be issued by the Company to the Executive on the terms and conditions contained herein; and

WHEREAS, the Company has agreed to grant to the Executive certain registration rights with respect to the shares of its common stock, $.001 par value per share (the “Common Stock”) which may be issuable to the Executive upon the conversion of such convertible note;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR CONVERTIBLE NOTES AND REGISTRATION RIGHTS

1.1 Subject to the terms and conditions hereinafter set forth, the Executive hereby irrevocably subscribes for and agrees to purchase from the Company a $1,000,000 principal amount convertible promissory note, in the form annexed hereto as Exhibit A (the “Convertible Note”), and the Company agrees to issue the Convertible Note to the Executive in consideration for his providing the Financing in the amount of $1,000,000. The purchase price for the Convertible Note is payable by certified check made payable to Wako Logistics, Inc. or by wire transfer, contemporaneously with the execution and delivery of this Subscription Agreement. The Convertible Note will be delivered by the Company within ten (10) business days following the date on which the funds clear.

1.2 The Company will provide the Executive with certain registration rights, with respect to the shares of Common Stock issuable upon any conversion of the Convertible Note (the “Underlying Securities”), pursuant to the provision of a Registration Rights Agreement, in the form annexed hereto as Exhibit B.

II.	REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE

2.1 The Executive recognizes that the purchase of the Convertible Note involves a high degree of risk in that (a) an investment in the Company is highly speculative; (b) he may not be able to liquidate his investment; (c) transferability of the Convertible Note is extremely limited; and (d) in the event of a disposition or otherwise, the Executive could sustain the loss of his entire investment.
2.2 The Executive acknowledges that this private offering of securities by the Company has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The Subscriber represents that the Convertible Note is being purchased for his own account, for investment and not for distribution or resale to others. The Executive agrees that he will not sell or otherwise transfer the Convertible Note, or any of the Underlying Securities unless they are registered under the Act or unless an exemption from such registration is available. The Convertible Note and the Underlying Securities are sometimes hereinafter collectively referred to as the “Securities.”

2.3 The Executive understands that the Convertible Note has not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his investment intention. In this connection, the Executive understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold the Convertible Note for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Executive realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

2.4 The Executive consents to the placement of the following legend, or a legend similar thereto, on any certificate or other document evidencing the Securities until such time, if ever, that such legend is no longer required:

THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

2.5 The Executive hereby represents that, except as set forth in this Subscription Agreement, no representations or warranties have been made to him by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, he is not relying on any information, other than that contained in this Subscription Agreement and the results of his independent investigation.

III.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Executive as follows:

3.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct, to execute and deliver this Subscription Agreement and to carry out the transactions contemplated by this Subscription Agreement, as appropriate.

3.2 The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Securities will have been duly taken and approved.

3.3 The Securities, when issued, sold, delivered and paid for in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable, and will not be subject to preemptive or any other similar rights of the stockholders of the Company or others.

IV.	MISCELLANEOUS

4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its principal office, Attention: President, and to the Executive at his address set forth at the beginning of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

4.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

4.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement, including the exhibits and schedules annexed hereto, sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4 This Subscription Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Subscription Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

4.5 This Subscription Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

4.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

4.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

WAKO LOGISTICS GROUP, INC. By: ___/s/ Christopher Wood______________ Name: Christopher Wood Title: CEO ______/s/ Christopher Wood________________ CHRISTOPHER WOOD

EXHIBIT A TO SUBSCRIPTION AGREEMENT

Form of Convertible Note

EXHIBIT B TO SUBSCRIPTION AGREEMENT

Form of Registration Rights Agreement